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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Ascent Pediatrics, Inc. of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated February 24, 1999, relating to the financial statements of Ascent pediatrics, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




                                        /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
July 2, 1997